UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2012, Idera Pharmaceuticals, Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company has not regained compliance with the minimum $50 million market value of listed securities requirement set forth in Nasdaq Listing Rule 5450(b)(2)(A) or the minimum stockholders’ equity continued listing requirement set forth in Nasdaq Listing Rule 5450(b)(1)(A), and that, unless the Company requests a hearing before a Nasdaq Hearing Panel (“Panel”), trading of the Company’s common stock will be suspended at the opening of business on December 14, 2012, and the Company’s common stock will be delisted from The Nasdaq Global Market.

The Company intends to request a hearing before a Panel at which it will request continued listing pending its return to compliance. The Company’s hearing request will stay the suspension of trading and delisting of the Company’s common stock pending the conclusion of the hearing process. Consequently, the Company’s common stock will remain listed on The Nasdaq Global Market at least until the Panel renders a decision following the hearing.

As previously reported, on June 7, 2012, Nasdaq notified the Company that the market value of its listed securities had been below the minimum $50 million market value of listed securities requirement set forth in Rule 5450(b)(2)(A) for 10 consecutive trading days and that the Company was no longer in compliance with Nasdaq Listing Rule 5450(b)(1)(A) which requires registrants to maintain a minimum of $10 million in stockholders’ equity. In its June 7, 2012 letter, Nasdaq stated that in accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company would have a compliance period of 180 calendar days, or until December 4, 2012, to regain compliance with the minimum market value continued listing requirement and the minimum stockholders’ equity continued listing requirement. Also as previously reported, on November 26, 2012, the Company received a letter from Nasdaq indicating that, based on the closing bid price of the Company’s common stock for the 30 consecutive business days prior to November 26, 2012, the Company no longer satisfied the requirement that it maintain a minimum bid price of $1.00 per share as required by Nasdaq Listing Rule 5450(a)(1) and that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until May 28, 2013, to regain compliance with the minimum bid price requirement for continued listing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: December 7, 2012	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III
Chief Financial Officer, Treasurer and Secretary

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